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                                                                    Exhibit 10.2



                           GENOVESE DRUG STORES, INC.

             1984 Employee Stock Option and Appreciation Rights Plan

                                 Amendment No. 4


Pursuant to sections 21 and 22 of the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Appreciation Rights Plan (the "1984 Plan"), the 1984 Plan is hereby amended as follows:

1. The first sentence of Section 10 of the 1984 Plan is amended to read as follows:

      "The duration of each Option or any Stock Appreciation Right granted hereunder shall be for such period as the Committee shall determine, but not more than (i) five years from the date of grant hereof in the case of an Option which is intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and which is granted to an individual who owns (at the time such Option is granted) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, or (ii) 10 years from the date of grant thereof in the case of any other Option or Stock Appreciation Right."

2. The foregoing amendment shall be effective as of March 26, 1996, subject to the approval of such amendment by the shareholders of Genovese Drug Stores, Inc. Such amendment shall apply with respect to all awards under the 1984 Plan that (i) are made on or after such effective date, or (ii) were made before such effective date and by their terms had not lapsed by such effective date.

3. The first sentence of Section 5 of the 1984 Plan is amended by replacing the term "650,000" with the term "1,450,000".

4.    The foregoing amendment shall be effective as of March 26, 1996, subject to the approval of such amendment by the shareholders of Genovese Drug Stores, Inc.
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                                                                    Exhibit 10.2



                           GENOVESE DRUG STORES, INC.

          1984 Employee Stock Option and Stock Appreciation Rights Plan

                                 Amendment No. 5


      Pursuant to section 21 of the Genovese Drug Store, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), the 1984 Plan is hereby amended as follows:

      1. The second sentence of Section 8 of the 1984 Plan is amended to read as follows:

            "Notwithstanding the foregoing, as soon as reasonably practicable following the end of each fiscal year of the Company, the Committee shall grant to each non-employee who is then a member of the Board of Directors an option to purchase such number of Shares as the full Board of Directors shall determine in its sole discretion."

      2.    The foregoing amendment shall be effective as of March 12, 1997.